EXHIBIT 10.1

FORM OF SHAREHOLDER SUPPORT AGREEMENT

THIS SHAREHOLDER SUPPORT AGREEMENT (the “Shareholder Support Agreement”), dated as of [●], 2022, is entered into by and between The Flexi Group Limited, a business company with limited liability incorporated under the laws of the British Virgin Islands (the “Company”), The Flexi Group Holdings Ltd, a business company with limited liability incorporated under the laws of the British Virgin Islands and a direct wholly owned subsidiary of the Company (“PubCo”), and each of the undersigned individuals, each of whom is a shareholder of the Company (each, a “Holder”).

W I T N E S S E T H:

WHEREAS, concurrently with the execution of this Shareholder Support Agreement, TG Venture Acquisition Corp., a Delaware corporation, the Company, PubCo, Flexi Merger Co. Ltd., a business company with limited liability incorporated under the laws of the British Virgin Islands and a direct wholly owned subsidiary of PubCo, and Flexi Merger Co. LLC, a Delaware limited liability company and a direct wholly owned subsidiary of PubCo, will enter into that certain Business Combination Agreement, dated as of the date hereof (the “Business Combination Agreement” and the transactions contemplated thereby, the “Business Combination”);

WHEREAS, each Holder has agreed to vote each share Company stock they own (the “Flexi Shares”) in favor of the Business Combination, subject to the terms and conditions specified herein;

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.       Definitions. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Business Combination Agreement.

2.       Voting Support. At any meeting of the Stockholders of the Company, however called (including any adjournment or postponement thereof), and in any action by written resolution of the stockholders of the Company, each Holder hereby unconditionally and irrevocably agrees to (i) if applicable, appear at each such meeting or otherwise cause all of its Flexi Shares to be counted as present thereat for purposes of calculating a quorum, (ii) vote, and in any action by written resolution of the stockholders of the Company, provide written consent with respect to, all of its Flexi Shares in favor of the Transaction Proposals, and (iii) vote, or cause to be voted, against or withhold written consent, or cause written consent to be withheld, with respect to, as applicable, any other matter, action or proposal that would reasonably be expected to result in (x) a material breach of any of the Company’s or its Affiliates’ covenants, agreements or obligations under the Business Combination Agreement, as appliable or (y) any of the conditions to the Closing of the Company or its Affiliates set forth in Section 9.1 or Section 9.2 of the Business Combination Agreement not being satisfied.

3.       Holder Representations and Warranties. Each Holder, severally and not jointly, hereby represents and warrants as of the date hereof that (a) such Holder is the beneficial and record owner of the number of Flexi Shares set forth opposite such Holder’s name on Exhibit A hereto, (b) has all requisite power and authority to execute and deliver this Shareholder Support Agreement and to consummate the transactions contemplated hereby and to perform all of such Holder’s obligations hereunder, and (c) this Shareholder Support Agreement has been duly and validly executed and delivered by such Holder and, assuming this Shareholder Support Agreement has been duly authorized, executed and delivered by the other parties hereto, this Shareholder Support Agreement constitutes, and upon its execution will constitute, a legal, valid and binding obligation of Such Holder enforceable against it in accordance with its terms.

4.       Appraisal Rights Waiver. Each Holder hereby irrevocably and unconditionally waives, and agrees to cause to be waived, any rights to seek appraisal, rights of dissent or any similar rights in connection with the Business Combination Agreement, the Business Combination and the transactions contemplated thereby, including under Section 179 of the BVI Act, that such Holder may have with respect to the Shareholder Shares owned beneficially or of record by such Holder.

5.       Termination of Shareholders Agreement. Subject to and conditioned upon the Closing, each Holder hereby agrees that each of the following to which such Holder is a party shall terminate (provided that all Terminating Rights (as defined below) between the Company or any of its Subsidiaries and any other holder of Company Shares shall also terminate at such time), effective immediately prior to the Closing: (i) the Amended and Restated Shareholders’ Agreement Relating to the Hive Worldwide Limited, dated as of June 1, 2022; (ii) any subscription or other purchase agreements relating to Company Shares; and (iii) if applicable to any Holder, any rights under any agreement providing for redemption rights, put rights, purchase rights or other similar rights not generally available to shareholders of the Company (the “Terminating Rights”) between Holder and the Company, but excluding, for the avoidance of doubt, any rights such Holder may have that relate to any non-disclosure agreements, employment agreements, offer letters, consulting agreements, indemnification agreements, invention assignment agreements or any other agreements providing the Company rights in intellectual property by and between such Holder and the Company or any Subsidiary, which shall survive in accordance with their terms.

6.       Entire Agreement. This Shareholder Support Agreement constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof and supersedes all prior understandings, agreements, or representations by or among the parties hereto, written or oral, to the extent they relate in any way to the subject matter hereof or the transactions contemplated hereby. This Shareholder Support Agreement may not be changed, amended, modified or waived (other than to correct a typographical error) as to any particular provision, except by a written instrument executed by all parties hereto (including, as to any change, amendment or waiver sought prior to the SPAC Merger Effective Time, the Company).

7.       Successors and Assigns. No party hereto may assign this Shareholder Support Agreement or any of its rights, interests, or obligations hereunder without the prior written consent of the other parties (including, with respect to any assignment prior to the SPAC Merger Effective Time, the Company). Any purported assignment in violation of this paragraph shall be void and ineffectual and shall not operate to transfer or assign any interest or title to the purported assignee. This Shareholder Support Agreement shall be binding on the Holder, their successors, heirs, and assigns, and permitted transferees; provided, that any such permitted transferees execute a joinder to this Shareholder Support Agreement in the form reasonably acceptable to the Company.

8.       Third-Party Beneficiaries. Nothing in this Shareholder Support Agreement shall be construed to confer upon, or give to, any person or corporation other than the parties hereto any right, remedy or claim under or by reason of this Shareholder Support Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises, and agreements contained in this Shareholder Support Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors, heirs, personal representatives and assigns and permitted transferees.

9.       Counterparts. This Shareholder Support Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

10.       Notices. Any notice, consent, or request to be given in connection with any of the terms or provisions of this Shareholder Support Agreement shall be in writing and shall be sent by express mail or similar private courier service, by hand delivery, or e-mail.

11.       Termination. This Shareholder Support Agreement shall automatically terminate, and have no further force and effect upon the termination of the Business Combination Agreement in accordance with its terms prior to the Company Merger Effective Time.

12.       Specific Performance. The parties hereto agree that irreparable damage may occur in the event that any of the provisions of this Shareholder Support Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties hereto shall be entitled to seek an injunction or injunctions to prevent breaches of this Shareholder Support Agreement and to enforce specifically the terms and provisions of this Shareholder Support Agreement, this being in addition to any other remedy to which such party is entitled at law or in equity.

13.       Amendment. This Shareholder Support Agreement may not be amended, changed, supplemented, waived or otherwise modified or terminated, except upon the execution and delivery of a written agreement executed by each of the parties hereto (including, as to any amendment, change, supplement, waiver, modification or termination sought to be effected prior to the SPAC Merger Effective Time, the Company).

14.       Severability. This Shareholder Support Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Shareholder Support Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Shareholder Support Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible and be valid and enforceable.

15.       Governing Law. This Shareholder Support Agreement, the rights of the parties hereunder, and all Actions arising in whole or in part under or in connection herewith, shall be governed by and construed in accordance with the internal Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. The parties hereto expressly incorporate by reference Section 11.7 and Section 11.14 (Governing Law; Jurisdiction; Waiver of Jury Trial) of the Business Combination Agreement to apply to this Agreement mutatis mutandis, with references to the Business Combination Agreement therein deemed to reference this Agreement and references to the “Parties” thereunder deemed to reference the parties hereto.

[signature page follows]

IN WITNESS WHEREOF, each of the parties has caused this Shareholder Support Agreement to be duly executed on its behalf as of the day and year first above written.

PUBCO:

The Flexi Group Holdings Ltd

By:
Name: Chris Edwards
Title: Chief Executive Officer

COMPANY:

The Flexi Group Limited

By:
Name: Chris Edwards
Title: Chief Executive Officer

[Signature Page to Shareholder Support Agreement]

IN WITNESS WHEREOF, each of the parties has caused this Shareholder Support Agreement to be duly executed on its behalf as of the day and year first above written.

HOLDER:

Name of Holder:

By:
Name:
Title:

Number and Type of Securities:

[Company Ordinary Shares:]

Address for Notice:

Address:

Telephone No.:

Email:

[Signature Page to Shareholder Support Agreement]